CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1998 (except with respect to the matter discussed in Notes 2 and 13 as to which the date is February 25, 1998), included in this Form 10-K, into Ramtron International Corporation's previously filed Registration Statement File No. 333-12265 on Form S-8, Registration Statement File No. 33-80411 on Form S-3, Registration Statement File No. 333-19119 on Form S-3 and Registration Statement File No. 333-47615 on Form S-3.

/S/  Arthur Andersen LLP

Denver, Colorado,
  March 30, 1998